                                                                 EXHIBIT 5.1

                                  June 9, 1997



Mr. Dennis Jones
Roadhouse Grill, Inc.
6600 North Andrews Avenue
Suite 160
Fort Lauderdale, Florida 33309

       Re: Registration of 516,666 shares of Common Stock, par value $0.03, pursuant to a Registration Statement on Form S-8

Ladies and Gentlemen:

       We have acted as counsel for Roadhouse Grill, Inc., a Florida corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 516,666 shares of Common Stock, par value $0.03 per share, of the Company (the "Common Stock") to be issued to officers, directors and employees of the Company for the purposes and substantially upon the terms and conditions set forth in the Company's Amended and Restated 1994 Stock Option Plan (the "Plan").

       Based upon our examination of such papers and documents as we have deemed relevant or necessary in rendering this opinion, and based on our review of the Florida Business Corporation Act, we hereby advise you that we are of the opinion that assuming, with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of the par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Articles of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options or shares of Common Stock issued under the Plan, and (iv) no change occurs in the applicable law or the pertinent facts, shares of Common Stock issued by the Company under the Plan will, when and to the extent issued by the Company, be legally issued, fully paid and non-assessable shares of Common Stock.

       This opinion is addressed to you solely in connection with the matters referred to herein and is not to be relied upon by any other person, except the Nasdaq National Market and the Securities and Exchange Commission, or for any other purpose.

Roadhouse Grill, Inc.
June 9, 1997
Page 2



       We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company with the Securities and Exchange Commission. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.



                                           Very truly yours,

                                           LOCKE PURNELL RAIN HARRELL
                                           (A Professional Corporation)



                                           By: /s/ DAN BUSBEE
                                               --------------------------------
                                               Dan Busbee